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                                                                     Exhibit 5.1


                       [LETTERHEAD OF BATTLE FOWLER LLP]




                                 (212) 856-7000
                                 (212) 339-9150


                                 October 9, 1997




Tower Realty Trust, Inc.
120 West 45th Street
New York, New York  10022

                  Re:   Tower Realty Trust, Inc.
                        Registration Statement on Form S-11 (No. 333-33011)

Gentlemen:

                  We are acting as counsel for Tower Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-11 (Registration No. 333-33011), and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to up to 13,242,250 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"). Terms defined in the Registration Statement and not otherwise defined herein shall have the respective meaning ascribed thereto in the Registration Statement.

                  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below, including (i) the Registration Statement and related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act; (ii) the articles of incorporation of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland; (iii) the Bylaws
of the Company, certified as of a recent date by its secretary; (iv) the
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Tower Realty Trust, Inc.                                         October 9, 1997


form of certificate representing a share of Common Stock certified as of a recent date by the Secretary of the Company.

                  In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States. With respect to matters of Maryland law, we have relied, without independent investigation, exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company, a copy of which is attached hereto as Exhibit A, and our opinion is subject to all of the qualifications and assumptions set forth therein. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

                  Subject to the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold and delivered against payment therefor in the manner described in the Registration Statement and the Purchase Agreements to be entered into among the Company and the several Underwriters and in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable.

                  This opinion letter is solely for the information and use of the addressee and the stockholders of the Company. Except for the addressee and the stockholders of the Company, this opinion may not be relied upon for any other purpose by any other person without our express written consent.
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Tower Realty Trust, Inc.                                         October 9, 1997


                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                           Very truly yours,


                                           /s/ Battle Fowler LLP


                                           BATTLE FOWLER LLP
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                                                                       EXHIBIT A


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                October 9, 1997

Battle Fowler LLP
75 East 55th Street
New York, New York 10022

        Re:  Registration Statement on Form S-11
             Registration No. 333-33011
             -----------------------------------

Ladies and Gentlemen:

        We have served as Maryland counsel to Tower Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 11,515,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

        2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3. The Bylaws of the Company, certified as of a recent date by its Secretary;

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Battle Fowler LLP
October 9, 1997
Page 2

        4. Resolutions adopted by the Board of Directors and stockholders of the Company relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

        5. The form of certificate representing a Share, certified as of a recent date by the Secretary of the Company;

        6. A certificate of the SDAT as to the good standing of the Company, dated October 6, 1997;

        7. A certificate executed by Susan Cox, Secretary of the Company, dated October 6, 1997;

        8. An unexecuted copy of Articles of Amendment and Restatement of the Company (the "Restated Articles"), provided to us by Battle Fowler LLP, counsel to the Company; and

        9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

        1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

        2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

        4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the
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Battle Fowler LLP
October 9, 1997
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Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

        5. The Restated Articles will be duly approved, executed and properly filed for record with the SDAT prior to the issuance of the Shares.

        The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2. The Shares have been duly authorized and, when issued and sold and delivered against payment therefor in the manner in the Registration Statement and Purchase Agreements to be entered into among the Company and the several Underwriters and in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for your benefit for the express purpose of relying upon it to furnish your opinion to the Company as described in the Registration Statement, which opinion may also be relied upon by the Company and its stockholders. Except as set forth in the previous sentence, this Opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Battle Fowler LLP, counsel to the Company) without, in each instance, our prior written consent.
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Battle Fowler LLP
October 9, 1997
Page 4


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                                Very truly yours,